EXHIBIT 1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 8th day of February 2021, by and among EcoR1 Panacea Holdings, LLC, EcoR1 Capital Fund, L.P., EcoR1 Capital Fund Qualified, L.P., EcoR1 Venture Opportunity Fund, LP, EcoR1 Capital, LLC, Biotech Opportunity GP, LLC and Oleg Nodelman.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A common stock of Panacea Acquisition Corp., par value $0.0001 per share, is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: February 8, 2021

EcoR1 Panacea Holdings, LLC

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

EcoR1 Capital Fund, L.P.

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

EcoR1 Capital Fund Qualified, L.P.

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

EcoR1 Venture Opportunity Fund, LP

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

EcoR1 Capital, LLC

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

Biotech Opportunity GP, LLC

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact

Oleg Nodelman

By:	/s/ Scott Perlen
Scott Perlen, as attorney-in-fact